Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Commerce Solutions, Inc. (the 'Company') on Form 10-QSB for the three months ended May 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbaenes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

(1)       The Report fully complies with the requirements of Section 13 (a) of Section 15 (d) of the Securities and Exchange Act of 1934: and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

American Commerce Solutions, Inc.

Date: July 15, 2004	By:	/s/ Robert E. Maxwell
Robert E. Maxwell
Title: Chairman of the Board and Director

Date: July 15, 2004	By:	/s/ Daniel L. Hefner
Daniel L. Hefner
Title: Chief Executive Officer, President and Director

Date: July 15, 2004	By:	/s/ Frank D. Puissegur
Frank D. Puissegur
Title: Chief Financial Officer (Principal Financial Officer) and Director